                                                                  Exhibit 10.20

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                        --------------------------------



                           MANAGEMENT EQUITY AGREEMENT

                                      AMONG

                        PACKAGING CORPORATION OF AMERICA

                                       AND

                               EACH OF THE PERSONS
                                  LISTED ON THE
                             SIGNATURE PAGES HERETO



                        --------------------------------


                            DATED AS OF JUNE 1, 1999




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THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER STATE SECURITIES LAWS. THE SECURITIES ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.   Purchase and Sale of Common Stock  . . . . . . . . . . . . . . . . . . . 1
2.   Grant and Exercise of Option . . . . . . . . . . . . . . . . . . . . . . 2
3.   Representations and Warranties; Acknowledgments  . . . . . . . . . . . . 4
4.   Repurchase Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
5.   Restrictions on Transfer.  . . . . . . . . . . . . . . . . . . . . . . . 7
6.   Additional Restrictions on Transfer. . . . . . . . . . . . . . . . . . . 8
7.   Sale of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
8.   Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
9.   Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
10.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
11.  General Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . .14
12.  Code Section 280G  . . . . . . . . . . . . . . . . . . . . . . . . . . .15
13.  Public Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . .16


ANNEX A - 1999 Management Equity Compensation Plan
ANNEX B - Form of Section 83(b) Election

                           MANAGEMENT EQUITY AGREEMENT


            THIS MANAGEMENT EQUITY AGREEMENT (this "AGREEMENT") is made as of June 1, 1999, among Packaging Corporation of America, a Delaware corporation (the "COMPANY"), and each of the persons identified on the signature pages attached hereto (each an "EXECUTIVE").

            The Company and each Executive desire to enter into an agreement pursuant to which such Executive shall purchase, and the Company shall sell, certain shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), and the Company shall grant to such Executive an option to acquire shares of Common Stock (an "OPTION"), on the terms and subject to the conditions set forth in this Agreement. The Common Stock and Option to be acquired by any Executive hereunder are being issued pursuant to the Packaging Corporation of America 1999 Management Equity Compensation Plan, a copy of which is attached as ANNEX A hereto (the "MANAGEMENT EQUITY PLAN"). Capitalized terms not otherwise defined herein have the meanings set forth in PARAGRAPH 9 of this Agreement.

            The parties hereto agree as follows:

            1.    PURCHASE AND SALE OF COMMON STOCK.

            (a) PURCHASE AND SALE. Upon execution of this Agreement, each Executive shall purchase, and the Company shall sell, the number of shares of Common Stock set forth on such Executive's signature page attached hereto, at a price of $1,000 per share. The Company shall deliver to each Executive a copy of, and a receipt for, the certificate representing such shares of Common Stock purchased by such Executive, and such Executive shall deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount set forth on such Executive's signature page attached hereto.

            (b) SECTION 83(b) ELECTION. Within 30 days after each Executive purchases any Executive Stock from the Company, such Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of ANNEX B attached hereto.

            (c)   VESTING OF EXECUTIVE STOCK.

                  (i) Except as otherwise provided in CLAUSE (ii) below, each Executive's Executive Stock shall become vested in accordance with the following schedule, if as of each such date such Executive is and has continued to be employed by the Company or any of its Subsidiaries:

                                                Cumulative Percentage of
              Vesting Date                       Executive Stock Vested
              ------------                       ----------------------
              June 1, 2000                                 20%
              June 1, 2001                                 20%
              June 1, 2002                                 20%
              June 1, 2003                                 20%
              June 1, 2004                                 20%


                  (ii) Shares of Executive Stock which have become vested are referred to herein as "VESTED SHARES," and all other shares of Executive Stock are referred to herein as "UNVESTED SHARES." If any Executive ceases to be employed by the Company or its Subsidiaries on any date other than any Vesting Date set forth above prior to June 1, 2004, the cumulative percentage of such Executive's Executive Stock to become vested shall be determined on a pro rata basis according to the number of days elapsed since the immediately preceding Vesting Date.

                  (iii) Upon the occurrence of a Sale of the Company or a Public Offering, all shares of Executive Stock which have not yet become vested shall become vested at the time of such event; provided that in the event of a Sale of the Company, as a condition to each Executive's Unvested Shares becoming vested upon such event, such Executive shall, if requested by the purchaser of the Company and for no additional consideration therefor, agree to continued employment for up to 12 months following such Sale of the Company so long as such Executive's compensation package and job description immediately following such Sale of the Company is reasonably similar with respect to remuneration, scope of duties, responsibility and job location to such Executive's compensation package and job description immediately prior to such event; it being understood that the foregoing proviso shall not prohibit an Executive who is otherwise eligible for retirement during such period from retiring so long as such Executive enters into a one year non-compete agreement with the Company in a form satisfactory to the Company. In the event of the death or permanent disability of an Executive, the number of shares of Executive Stock which have not then vested but would have become vested during the six months following such Executive's death or the determination of such Executive's permanent disability (as the case may be) shall become vested at the time of such event. For purposes of this Agreement, the determination of any Executive's permanent disability shall be made in good faith by the Company's Board of Directors (the "BOARD").

            2.    GRANT AND EXERCISE OF OPTION.

            (a) GRANT. The Company shall grant to each Executive an Option to purchase the number of shares of Common Stock set forth on such Executive's signature page attached hereto (the"OPTION SHARES") at a price of $1,000 per share (the "EXERCISE PRICE"), payable upon exercise thereof as set forth in PARAGRAPH 2(b) below. Each Executive's Option shall expire at the close of business on June 1, 2009 (the "EXPIRATION DATE"), subject to earlier expiration as provided in PARAGRAPH 2(e) below or upon termination of such Executive's employment as provided in PARAGRAPH 2(d) below. The Options are not intended to be "incentive stock options" within the meaning of Section 422A of the Code.

            (b) EXERCISABILITY/VESTING. Each Option may be exercised only to the extent it has become vested. Subject to PARAGRAPHS 2(c) AND 2(d), each Option shall become vested in five equal annual installments on the Vesting Dates set forth in PARAGRAPH 1(c)(i) above. Any Option Shares issued upon exercise of an Option shall be considered to be both Executive Stock and Vested Shares for purposes of this Agreement.

            (c) ACCELERATION OF VESTING. Notwithstanding the provisions of PARAGRAPH 2(b), upon the occurrence of a Sale of the Company or a Public Offering, all or any portion of each Executive's Option which has not previously vested shall become vested and exercisable upon the occurrence of such event; provided that in the case of a Sale of the Company, as a condition to such accelerated vesting of such Executive's Option, such Executive shall, if requested by the purchaser of the Company and for no additional consideration therefor, agree to continued employment for up to 12 months following such Sale of the Company so long as such Executive's compensation package and job description immediately following such Sale of the Company is reasonably similar with respect to remuneration, scope of duties, responsibility and job location to such Executive's compensation package and job description immediately prior to such event.

            (d) EFFECT OF TERMINATION ON VESTING. Unless otherwise determined by the Board, if an Executive's employment with the Company terminates for any reason, such Executive's Option shall be vested and fully exercisable with respect to that portion of such Executive's Option that was vested and exercisable on the date of such termination (such Executive's "TERMINATION DATE"), and any portion of such Executive's Option that was not vested and exercisable as of such Executive's Termination Date shall be forfeited as of such date. Notwithstanding anything to the contrary herein, the number of Option Shares with respect to which an Executive's Option may be exercised shall not increase once such Executive ceases to be employed by the Company.

            (e) EXPIRATION. In no event shall any portion of any Executive's Option be exercisable after the Expiration Date. Upon termination of an Executive's employment with the Company, any portion of such Executive's Option that is not vested and exercisable as of such Executive's Termination Date shall expire on such date. In the case of an Executive's death or permanent disability, the portion of such Executive's Option that is vested and exercisable as of the date of such death or permanent disability shall expire 180 days from the date of such Executive's death or permanent disability, but in no event after the Expiration Date. If an Executive is terminated for Cause, then all of such Executive's Option not previously exercised (whether or not vested) shall expire on such Executive's Termination Date. If an Executive resigns or is discharged other than for Cause, the portion of such Executive's Option that is vested and exercisable but has not been previously exercised shall expire 90 days from such Executive's Termination Date, but in no event after the Expiration Date. Notwithstanding the foregoing, in the event of a Sale of the

Company, the Board may provide, in its discretion, that any Option shall terminate if not exercised as of the closing of the Sale of the Company or other prescribed period of time.

            (f) EXERCISE PROCEDURES. An Executive may exercise all or any portion of his or her Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration. As a condition to any exercise of an Executive's Option, such Executive shall make all investment representations which the Company requires. An Executive shall effect such exercise by delivering (i) written notice of such exercise to the Company (to the attention of the Company's Chief Executive Officer or Secretary), together with such Executive's written acknowledgment that he or she has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to or requested by such Executive regarding the Company and (ii) payment of an amount (the "OPTION PRICE") equal to the product of (A) the Exercise Price multiplied by (B) the number of Option Shares to be acquired upon such exercise. Payment of the Option Price shall be made in cash (including check, bank draft or money order) or, in the sole discretion of the Board, by delivery of a promissory note (if in accordance with policies approved by the Board).

            3.    REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENTS.

            (a) In connection with the purchase and sale of Executive Stock, each Executive represents and warrants as follows:

                  (i) Executive Stock being acquired by such Executive pursuant to this Agreement shall be acquired for such Executive's own account and not with a view to, or the intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and Executive Stock so acquired shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                  (ii) Such Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

                  (iii) Such Executive is able to bear the economic risk of such Executive's investment in Executive Stock acquired hereunder for an indefinite period of time and acknowledges that the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                  (iv) Such Executive has had an opportunity to ask questions of and receive answers concerning the terms and conditions of the offering of Executive Stock. Such Executive has been advised of certain risks associated with such Executive's purchase of Executive Stock and has had full access to such other requested information concerning the Company. Such Executive has reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and By-laws, and any amendment or restatement thereto; (B) the Offering Memorandum, dated as of March 30, 1999, relating to the issuance of the Company's 95/8% senior subordinated notes due 2009 and 12 3/8% senior exchangeable preferred stock due 2010 and describing the transactions contemplated by and related to the Contribution Agreement, dated January 25, 1999, among PCA Holdings LLC ("PCA HOLDINGS"), Tenneco Packaging Inc. (each an "INVESTOR" and collectively, the "INVESTORS") and the Company; (C) the Company's pro forma balance sheet and statement of income, each dated as of December 31, 1998; and (D) the Management Equity Plan.

                  (v) This Agreement constitutes the legal, valid and binding obligation of such Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Executive do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Executive is a party or any judgment, order or decree to which such Executive is subject.

            (b) As an inducement to the Company to issue Executive Stock hereunder to each Executive, and as a condition thereto, each such Executive acknowledges and agrees that:

                  (i) neither the issuance of the Executive Stock hereunder to such Executive nor any provision contained herein shall entitle such Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate such Executive's employment at any time; and

                  (ii) the Company shall have no duty or obligation to disclose to such Executive, and such Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon the termination of such Executive's employment with the Company and its Subsidiaries, the transfer of Executive Stock pursuant to PARAGRAPHS 4, 5 or 7 hereto, the exercise of an Option granted hereunder or as otherwise provided hereunder.

            4.    REPURCHASE OPTION.

            (a) In the event any Executive ceases to be employed by the Company or its Subsidiaries for any reason (such Executive's "TERMINATION"), all of such Executive's Executive Stock (whether held by such Executive or one or more of such Executive's transferees) shall be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this PARAGRAPH 4 (the "REPURCHASE OPTION").

            (b) In the case of any Termination other than a termination of an Executive's employment for Cause, the purchase price for each Unvested Share shall be such Executive's Original Cost for such share, and the purchase price for each Vested Share shall be the Fair Market Value for such share. In the event of an Executive's termination for Cause, the purchase price for each Unvested Share and each Vested Share shall be the lower of (i) the Fair Market Value of such share and (ii) the Original Cost for such share.

            (c) The Company may elect to purchase all or any portion of an Executive's Unvested Shares and Vested Shares by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of such Executive's Executive Stock within 90 days after such Executive's Termination (180 days in the case of such Executive's Termination upon death or disability). The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired from each holder of such Executive's Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by such Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by such Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of such Executive's Executive Stock under this Agreement, pro rata according to the number of shares of such Executive's Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among such Executive and the other holders of such Executive's Executive Stock (if any) pro rata according to the number of shares of such Executive's Executive Stock to be purchased from such persons.

            (d) If for any reason following an Executive's Termination, the Company does not elect to purchase all of such Executive's Executive Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase in accordance with PARAGRAPH 4(c) (the "AVAILABLE SHARES"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after such Executive's Termination, the Company shall give written notice (the "REPURCHASE OPTION NOTICE") to the Investors setting forth the number of Available Shares and the aggregate purchase price therefor. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Repurchase Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors pro rata (based upon the number of shares of Executive Stock requested to be purchased by each Investor). As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder hereunder by the Investors (the "SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to each Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased under PARAGRAPH 4(c) and this

PARAGRAPH 4(d) shall be allocated among the Company and the Investors pro rata according to the number of shares of Executive Stock to be purchased by each of them.

            (e) The closing of the purchase and sale of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice (as the case may be), which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting any bona fide debts owed by such Executive to the Company or guaranteed by the Company on behalf of such Executive and any payments received by such Executive hereunder shall be applied first to repayment of any obligations of such Executive (or his or her affiliates or family members) to the Company or for which the Company may be responsible. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

            (f) The right of the Company and the Investors to repurchase Vested Shares pursuant to this PARAGRAPH 4 shall terminate upon the first to occur of (i) a Sale of the Company or (ii) a Public Offering.

            (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this PARAGRAPH 4 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so.

            5.    RESTRICTIONS ON TRANSFER.

            (a) TRANSFER OF EXECUTIVE STOCK. No Executive shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "TRANSFER") any interest in any shares of Executive Stock, except pursuant to the provisions of PARAGRAPH 4 hereof, this PARAGRAPH 5 or in connection with a Sale of the Company, unless otherwise agreed to by the Company.

            (b) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this PARAGRAPH 5 shall not apply with respect to transfers of shares of Executive Stock (i) pursuant to applicable laws of descent and distribution or
(ii) among an Executive's family group; provided that such restrictions shall continue to be applicable to shares of such Executive Stock after any such transfer and the transferees of such Executive Stock shall have agreed in writing to be bound by the provisions of this Agreement. An Executive's "FAMILY GROUP" means such Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Executive and/or such Executive's spouse and/or descendants.

            (c) PARTICIPATION RIGHTS. At least 30 days prior to any sale by PCA Holdings of Common Stock (other than a Public Sale or any Transfer to any of its members or affiliates or their members, partners, shareholders or affiliates), PCA Holdings shall deliver written notice (the "SALE NOTICE") to each Executive specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be sold and the terms and conditions of the proposed Transfer. Each Executive may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to PCA Holdings within 30 days after delivery of the Sale Notice. If any Executive has elected to participate in such Transfer, each of PCA Holdings and each such Executive shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing (A) the percentage of shares of Common Stock owned by such person by
(B) the aggregate percentage of shares of Common Stock collectively owned by all persons participating in such Transfer and (ii) the aggregate number of shares of Common Stock to be sold in the contemplated Transfer.

            FOR EXAMPLE, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if PCA Holdings at such time owns 40% of all shares of Common Stock and if an Executive elects to participate and such Executive owns 2% of all shares of Common Stock and if other persons owning an aggregate of 10% of all shares of Common Stock elect to participate in the contemplated sale, PCA Holdings would be entitled to sell 76.9 shares
            (40% DIVIDED BY 52% x 100 shares), such Executive would be entitled to sell 3.9 shares (2% DIVIDED BY 52% x
            100 shares) and the other persons would be entitled to sell 19.2 shares in the aggregate (10% DIVIDED BY 52% x 100 shares) .

            Each person transferring shares of Common Stock pursuant to this PARAGRAPH 5(c) shall pay his, her or its pro rata share (based on the number of shares of Common Stock to be sold) of the expenses incurred by the persons transferring shares in connection with such Transfer and shall be obligated to join in any indemnification or other obligations that PCA Holdings agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to another person such as indemnification with respect to representations and warranties given by such other person regarding such other person's title to and ownership of shares of Common Stock).

            (d)   TERMINATION OF RESTRICTIONS.

                  (i) The restrictions on Transfer of shares of Executive Stock set forth in this PARAGRAPH 5 shall continue with respect to each share of Executive Stock following any Transfer thereof.

                  (ii) Notwithstanding any provision in this Agreement to the contrary, the restrictions on Transfer of shares of an Executive's Executive Stock set forth in this PARAGRAPH 5 shall terminate (i) with respect to 50% of such Executive's Executive Stock, on the 180th day following consummation of a Public Offering and (ii) with respective to the remaining 50% of such Executive's Executive Stock, on a pro rata basis over the twelve-month period following such 180-day period.

            FOR EXAMPLE, if a Public Offering occurs on November 30, 1999 and an Executive holds 120 shares of Executive Stock as of such date, 60 of such Executive's shares (50% x 120 = 60) will be transferrable on May 29, 2000 and an additional 5 of such Executive's shares (1/12 x 60 = 5) will become transferable on the last day of the month for each month from June 2000 to May 2001.

            6.    ADDITIONAL RESTRICTIONS ON TRANSFER.

            (a) The certificates representing Executive Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ___________________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT EQUITY AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS EMPLOYEES DATED AS OF JUNE 1, 1999, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) The certificates representing Executive Stock to be purchased by any resident of the State of Georgia shall bear the following additional legend:

      "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON
      PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE
      REGISTRATION UNDER SUCH ACT."

            (c) No holder of Executive Stock may Transfer any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

            (d) Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

            7.    SALE OF THE COMPANY.

            (a) If the Board and the holders of a majority of the Common Stock approve a Sale of the Company (the "APPROVED SALE"), all holders of Executive Stock shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the holders of Executive Stock shall agree to sell their shares of Executive Stock on the terms and conditions approved by the Board and the holders of a majority of the Common Stock. The holders of Executive Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

            (b) The obligations of the holders of Executive Stock with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of the Common Stock shall receive the same form and amount of consideration per share of the Common Stock, or if any holders of the Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (ii) all holders of then currently exercisable rights to acquire shares of the Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of the Common Stock or
(B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of the Common Stock received by the holders of the Common Stock in connection with the Approved Sale less the exercise price per share of the Common Stock of such rights to acquire the Common Stock by
(2) the number of shares of the Common Stock represented by such rights.

            (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

            (d) Each holder of Executive Stock shall bear his or her pro rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of the Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by each such holder of Executive Stock on his or her own behalf shall not be considered costs of the transaction hereunder.

            8. VOTING AGREEMENT. So long as the Investors hold any equity securities of the Company, each holder of Executive Stock shall vote all of his or her shares of Executive Stock (and, in the event such holder is entitled to vote any of the Company's other securities for the election of directors, such holder shall vote all such securities) and take all other necessary or desirable actions (whether in such holder's capacity as a stockholder, director or officer of the Company) as are requested by the Investors in order to cause the representatives to be elected as members of the Board as directed by the Investors, for so long as the applicable provision of Section 3.3 of the Stockholders Agreement, dated April 12, 1999, among the Company and the Investors is effective and enforceable against the parties thereto and has not terminated or expired (whether by its terms, by agreement of the parties thereto or by operation of law) and then as directed by PCA Holdings. In addition, each holder shall not vote his or her shares of Executive Stock (or such other securities) in connection with the removal of any of the Investors' designees as a director unless and until the Investors direct such holder how to vote on such removal. Except as otherwise provided herein, each holder of Executive Stock shall at all times retain the right to vote his or her Executive Stock (and such other securities) in his or her sole discretion on all other matters presented to the Company's stockholders for a vote, including the election and removal of directors to be determined by the holders of the Common Stock other than the Investors' designees.

            9.    DEFINITIONS.

            (a) "1933 ACT" means the Securities Act of 1933, as amended from time to time.

            (b) "CAUSE" shall mean (i) an Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries, (ii) any act or acts of disloyalty, misconduct or moral turpitude by an Executive injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or conviction of an Executive of a crime the commission of which results in injury to the Company or its Subsidiaries or (iii) an Executive's failure or inability (other than by reason of his or her permanent disability) to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the Board.

            (c) "CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as it may be amended from time to time.

            (d) "EXECUTIVE STOCK" shall mean all shares of Common Stock issued hereunder or acquired hereinafter by any Executive (including any Option Shares issued upon exercise of any Executive's Option granted hereunder). Executive Stock shall continue to be Executive Stock in the hands of any holder other than an Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and be subject to all and obligations attributable to an Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock and other securities issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares and Vested Shares shall remain Executive Stock after any Transfer thereof.

            (e) "FAIR MARKET VALUE" of each share of Executive Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Unvested Shares under PARAGRAPH 4 hereof).

            (f) "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

            (g) "ORIGINAL COST" of each share of Common Stock purchased hereunder shall be equal to $1,000 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

            (h) "PERMITTED TRANSFEREE" means any holder of Executive Stock who acquired such stock pursuant to a transfer permitted by PARAGRAPH 5(b).

            (i) "PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company's Common Stock.

            (j) "PUBLIC SALE" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 (or similar rule then in effect) promulgated under the 1933 Act effected through a broker, dealer or market maker.

            (k) "SALE OF THE COMPANY" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            (l) "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

            10. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (hard copy to follow) to the recipient at the address or facsimile number indicated below:

            TO THE COMPANY:

            PACKAGING CORPORATION OF AMERICA
            1900 West Field Court
            Lake Forest, IL 60045
            Telephone:  (847) 482-2000
            Fax:  (847) 482-2446
            Attn:  Chief Executive Officer

            WITH COPIES TO:

            KIRKLAND & ELLIS
            200 East Randolph Drive
            Chicago, IL 60601
            Telephone:  (312) 861-2000
            Fax:  (312) 861-2200
            Attn: William S. Kirsch, P.C.

            TO EXECUTIVE:

            At the address listed below Executive's signature on the signature page attached hereto.

            TO THE INVESTORS:

            PCA HOLDINGS LLC
            c/o Madison Dearborn Partners, Inc.
            Three First National Plaza
            Suite 3800
            Chicago, IL 60602
            Telephone:  (312) 895-1000
            Fax:  (312) 895-1056
            Attn: Samuel M. Mencoff
                  Justin S. Huscher

            TENNECO PACKAGING INC.
            1900 West Field Court
            Lake Forest, IL  60045
            Telephone:  (847) 482-2447
            Fax:  (847) 482-4589
            Attn: President
                  General Counsel

or such other address or facsimile number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

            11.   GENERAL PROVISIONS.

            (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

            (b) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

            (f) CHOICE OF LAW. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

            (g) REMEDIES. Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived with respect to any Executive only with the prior written consent of the Company and such Executive; provided that this Agreement may be amended and waived with respect to the Investors' rights under PARAGRAPHS 4 and 8 only with the prior written consent of each Investor that then owns Common Stock.

            (i) THIRD-PARTY BENEFICIARIES. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein.

            (j) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

            (k) RIGHTS OF THE COMPANY. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate an Executive's employment at any time (with or without cause), nor confer upon any Executive any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and in the event of his or her termination of employment (including, but not limited to, termination by the Company without cause) any portion of such Executive's Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon any Executive any right to be selected again as a Management Equity Plan participant.

            (l) ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board may, in order to prevent the dilution or enlargement of rights under Options granted hereunder, make such adjustments in the number and type of shares authorized by the Management Equity Plan, the number and type of shares covered by each Option granted hereunder and the Exercise Price specified herein as may be determined to be appropriate and equitable.

            12. CODE SECTION 280G. Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by any Executive pursuant to this Agreement either alone or together with other payments or benefits which such Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and/or any corresponding and applicable state law provision, such payments or benefits provided to such Executive shall be reduced by reducing the amount of payments or benefits payable to such Executive to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, such Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this paragraph, "net after tax benefit" shall mean the sum of (i) the total amount received or realized by such Executive pursuant to this Agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) all other payments or benefits which such Executive receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by such Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

            13. PUBLIC OFFERING. In the event that the Board and the holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve a Public Offering, each Executive shall take all necessary or desirable actions in connection with the consummation of the Public Offering as requested by the Company. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure would adversely affect the marketability of the offering, each Executive shall consent to and vote for a recapitalization, reorganization and/or exchange of Common Stock into securities that the managing underwriters, the Board and the holders of a majority of the shares of Common Stock then outstanding (voting as a single class) find acceptable, and each Executive shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange as requested by the Company; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

                                  *  *  *  *  *

      IN WITNESS WHEREOF, this Management Equity Agreement has been executed as of the date first written above.


                                    Packaging Corporation of America


                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                                    -------------------------------------------
                                        [EXECUTIVE]

                                    Shares of Common Stock
                                    Purchased.
                                                                    ----------

                                    Aggregate Purchase Price
                                    for Common Stock.
                                                                    ----------

                                    Option to Purchase Aggregate
                                    Number of Shares of Common
                                    Stock.
                                                                    ----------


                                   Executive's Address:

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------


                                      CONSENT

          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Management Equity Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.


                                        -------------------------------
                                        Spouse


                                        -------------------------------
                                        Witness



                  (SIGNATURE PAGE TO MANAGEMENT EQUITY AGREEMENT)

                                                                         ANNEX B



                          ELECTION TO INCLUDE STOCK IN GROSS
                       INCOME PURSUANT TO SECTION 83(b) OF THE
                                INTERNAL REVENUE CODE

          The undersigned purchased shares of Common Stock, par value $.01 per share (the "SHARES"), of Packaging Corporation of America, a Delaware corporation (the "COMPANY"), on June 1, 1999. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company or its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code Section 83(b) at the time he or she purchased the Shares.

          Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1999 the excess (if any) of the Shares' fair market value on June 1, 1999 over the purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

          1.   The name, address and social security number of the undersigned:


                           -----------------------------
                           -----------------------------
                           -----------------------------
                           -----------------------------


          2. A description of the property with respect to which the election is being made: _____________ shares of Packaging Corporation of America Common Stock, par value $.01 per share.

          3. The date on which the property was transferred: June 1, 1999. The taxable year for which such election is made: calendar 1999.

          4. The restrictions to which the property is subject: One-fifth of the Shares shall become vested shares on each of the first five anniversary dates of the purchase of the Shares. If during the first five years after the purchase of the Shares the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares shall be subject to repurchase by the Company at cost; and if at any time prior to a public offering by the Company or a sale of the Company the undersigned ceases to be employed by the Company or any of its subsidiaries, the vested portion of the Shares shall be subject to repurchase by the Company at fair market value, except that in the event that the undersigned is terminated for cause, the purchase price for the vested and unvested portion of the Shares shall be the lower of fair market value and original cost.

          5. The fair market value on June 1, 1999 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1,000.00 per share of Common Stock.

          6. The amount paid for such property: $1,000.00 per share of Common Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).



Dated:  June 1, 1999                         ----------------------------------
                                             Executive


                                         -2-